As filed with the U.S. Securities and Exchange Commission on January 13, 2016

Registration No. 333-206696

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.  1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Old Line Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Maryland	6022	20-0154352
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1525 Pointer Ridge Place

Bowie, Maryland 20716

(301) 430-2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James W. Cornelsen

President and Chief Executive Officer

Old Line Bancshares, Inc.

1525 Pointer Ridge Place

Bowie, Maryland 20716

(301) 430-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Frank C. Bonaventure, Esq. Ober, Kaler, Grimes & Shriver, a Professional Corporation 100 Light Street Baltimore, Maryland 21202 (410) 685-1120	G. Bradley Sanner President and Chief Executive Officer Regal Bancorp, Inc. 11436 Cronhill Drive Owings Mills, Maryland 21117 (443) 334-4700	Joel E. Rappoport, Esq. Kilpatrick Townsend & Stockton LLP 607 14th Street, NW, Suite 900 Washington, DC 20005-2018 (202) 508-5800

Approximate date of commencement of the proposed sale of the securities to the public: Not applicable

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ◻

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ◻

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ◻

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer◻	Accelerated filer ☒
Non–accelerated filer◻ (Do not check if a smaller reporting company)	Smaller reporting company ◻

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)◻

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)◻

This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (No. 333-206696) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE: DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to a Registration Statement on Form S-4 (File No. 333-206696) Old Line Bancshares, Inc. (the “Registrant”) filed with the Securities and Exchange Commission (the “SEC”) on September 1, 2015, as amended by Amendment No. 1 to the Registration Statement filed with the SEC on October 7, 2015 and Amendment No. 2 to the Registration Statement filed with the SEC on October 15, 2015, and declared effective by the SEC on October 15, 2015 (the “Registration Statement”), the Registrant registered the issuance of up to 408,906 shares of its common stock, par value $0.01 per share (the “Common Stock”), to the stockholders of Regal Bancorp, Inc. (“Regal”) upon the effectiveness of a merger of Regal with and into the Registrant (the “Merger”).  The Merger was effective on December 4, 2015 and, pursuant to the terms of the Agreement and Plan of Merger, dated as of August 5, 2015, by and between the Registrant and Regal, as amended, the Registrant issued 230,640 shares of Common Stock to the former stockholders of Regal in exchange for their shares of common stock in Regal in the Merger.  Therefore, in accordance with the undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of its securities being registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement to deregister the 178,266 shares of Common Stock that were registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bowie, State of Maryland, on January 13, 2016.

OLD LINE BANCSHARES, INC.

By: /s/ James W. Cornelsen

     James W. Cornelsen

     President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ James W. Cornelsen	Director, President and Chief Executive Officer (Principal	January 13, 2016
James W. Cornelsen	Executive Officer)

/s/ Elise M. Hubbard	Chief Financial Officer (Principal Accounting and Financial	January 13, 2016
Elise M. Hubbard	Officer)

*	Director and Chairman of the Board	January 13, 2016
Craig E. Clark

*	Director	January 13, 2016
G. Thomas Daugherty

*	Director	January 13, 2016
James F. Dent

*	Director	January 13, 2016
Andre’ J. Gingles

*	Director	January 13, 2016
Thomas H. Graham

	Director	_______________
William J. Harnett

*	Director	January 13, 2016
Frank Lucente, Jr.

*	Director	January 13, 2016
Gail D. Manuel

*	Director	January 13, 2016
Carla Hargrove McGill

*	Director	January 13, 2016
Gregory S. Proctor, Jr.

*	Director	January 13, 2016
Jeffrey A. Rivest

*	Director	January 13, 2016
Suhas R. Shah

*	Director	January 13, 2016
John M. Suit, II

*	Director	January 13, 2016
Frank E. Taylor

By: /s/ James W. Cornelsen

      James W. Cornelsen pursuant to power of attorney